As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333- 179995

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	06-1541045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

157 Church Street
New Haven, CT 06510
(Address, Including Zip Code, of Principal Executive Office)

THE BERKSHIRE GAS COMPANY 401(k) PLAN
THE BERKSHIRE GAS COMPANY 401(k) PLAN FOR UNION EMPLOYEES
THE CONNECTICUT NATURAL GAS CORPORATION EMPLOYEE SAVINGS PLAN
THE CONNECTICUT NATURAL GAS CORPORATION UNION
EMPLOYEE SAVINGS PLAN
THE SOUTHERN CONNECTICUT GAS COMPANY TARGET PLAN
(Full title of the plans)

Linda L. Randell
Senior Vice President and General Counsel
UIL Holdings Corporation
157 Church Street
New Haven, CT 06510
203-499-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Leonard Rodriguez
Managing Counsel
UIL Holdings Corporation
157 Church Street
New Haven, CT 06510
203-499-2000

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration any securities that were registered and will not be issued in connection with the Registrant’s offering and to terminate the Registration Statement in this file.

On March 8, 2012, UIL Holdings Corporation (the “Registrant”) filed its Registration Statement on Form S-8 (No. 333-179995) (the “Registration Statement”) with the Securities and Exchange Commission with respect to:

(a)	50,000 shares of the Registrant’s common stock which were to be issued under The Berkshire Gas Company 401(k) Plan (“Berkshire Plan”)
(b)	50,000 shares to be issued under The Berkshire Gas Company 401(k) Plan for Union Employees (“Berkshire Union Plan”)
(c)	75,000 shares to be issued under The Connecticut Natural Gas Corporation Employee Savings Plan (“CNG Plan”)
(d)	75,000 shares to be issued under The Connecticut Natural Gas Corporation Union Employee Savings Plan (“CNG Union Plan”), and
(e)	100,000 shares to be issued under The Southern Connecticut Gas Company Target Plan (the “Southern Plan”).

Effective July 1, 2013, the Berkshire Plan, the CNG Plan and the Southern Plan were merged into the UIL Employee Stock Ownership Plan (KSOP).  The Registrant has filed a new registration statement registering shares to be issued under such plan, shares to be issued under the CNG Union Plan, and shares to be issued under the Berkshire Union Plan.  Accordingly, issuances under this Registration Statement have ceased.

Pursuant to the Registrant’s undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 10th, 2013.

UIL HOLDINGS CORPORATION

By:	/s/ James P. Torgerson
James P. Torgerson
President and Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.  Among such persons are the members of the Compensation and Executive Development Committee who administer each of the Plans.

Signature	Title	Date

/s/ James P. Torgerson	Director, President, and Chief	December 10, 2013
(James P. Torgerson) (Principal Executive Officer)	Executive Officer

/s/ Richard J. Nicholas	Executive Vice President and Chief	December 10, 2013
(Richard J. Nicholas) (Principal Financial Officer)	Financial Officer

/s/ Steven P. Favuzza
(Steven P. Favuzza) (Principal Accounting Officer)	Vice President and Controller	December 10, 2013

/s/ John L. Lahey	Director and Chairman	December 10, 2013
(John L. Lahey)

/s/ Thelma R. Albright	Director	December 10, 2013
(Thelma R. Albright)

/s/ Arnold L. Chase	Director	December 10, 2013
(Arnold L. Chase)

/s/ Betsy Henley-Cohn	Director	December 10, 2013
(Betsy Henley-Cohn)

/s/ Suedeen G. Kelly	Director	December 10, 2013
(Suedeen G. Kelly)

/s/ Daniel J. Miglio	Director	December 10, 2013
(Daniel J. Miglio)

/s/ William F. Murdy	Director	December 10, 2013
(William F. Murdy)

/s/ William B. Plummer	Director	December 10, 2013
(William B. Plummer)

/s/ Donald R. Shassian	Director	December 10, 2013
(Donald R. Shassian)